Exhibit 99.1
News Release

Date: 5/11/07	Contact: Wes Phillips
Phone: 251.450.4799
EnergySouth, Inc. President and Chief Executive Officer to Address A.G. Edwards Yield Conference
Mobile, AL — EnergySouth, Inc. (NASDAQ: ENSI) announced today that Dean Liollio, President and Chief Executive Officer EnergySouth, Inc. and Charles Huffman, Chief Financial Officer, EnergySouth, Inc. will address the A. G. Edwards Yield Conference on Tuesday, May 15 at 9:30 a.m. eastern time.
A live Webcast of the company’s presentation will be available to the public via a web link on the EnergySouth, Inc. website http://www.energysouth.com. The Webcast will be archived on the company’s web site through June 15.
EnergySouth, Inc. is the holding company for a family of energy businesses. Mobile Gas purchases, sells, and transports natural gas to residential, commercial, and industrial customers in Mobile, Alabama and surrounding areas. EnergySouth Storage Services is the general partner of Bay Gas Storage Company, a limited partnership that provides underground storage and delivery of natural gas for Mobile Gas and other customers. EnergySouth Services is the general partner of Southern Gas Transmission Company, which is engaged in the intrastate transportation of natural gas.
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